Exhibit 99.5

NETWORK SERVICES AND SYSTEMS SEGMENT REVENUE BY CUSTOMER GROUP

NDCHealth Corporation and Subsidiaries

(from continuing operations)

($ in thousands)

	Fiscal 2004				Fiscal 2005	Q1/Q1 Y-Y % Change	Q4/Q1 Sequential % Change
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Qtr 1
Pharmacy	$34,807	$36,567	$38,848	$37,116	$33,949	-2.5%	-8.5%
Hospital	14,402	14,361	13,156	14,154	14,129	-1.9%	-0.2%
Physician	9,937	12,353	10,819	6,225	5,983	-39.8%	-3.9%
Other	3,912	3,578	3,425	3,386	3,474	-11.2%	2.6%

Total	$63,058	$66,859	$66,248	$60,881	$57,535	-8.8%	-5.5%